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                                                                EXHIBIT 5.1

                              BROWN, WINICK, GRAVES, GROSS,
                           BASKERVILLE AND SCHOENEBAUM, P.L.C.

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
                                                      ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000   Richard W. Baskerville   Nancy S. Boyd            Valerie D. Bandstra     Patents and Trademarks
DES MOINES, IOWA 50309-2510    Bruce Graves             James L. Pray            Alexander M. Johnson      G. Brian Pingel
                               Steven C. Schoenebaum    Brenton D. Soderstrum    James S. Niblock          Camille L. Urban
TELEPHONE: (515) 242-2400      Harold N. Schneebeck     Michael D. Treinen       Ann Holden Kendell
FACSIMILE: (515) 283-0231      Paul D. Hietbrink        Scott L. Long            Rebecca A. Brommel
                               William C. Brown         Ronni F. Begleiter       Kelly K. Helwig
                               Richard K. Updegraff     Miranda L. Hughes        Mark E. Roth            Washington, D.C. Office
                               Paul E. Carey            Duane P. Hagerty         Tina R. Thompson          Brian Kennedy
URL: www.ialawyers.com         Douglas E. Gross         Kelly D. Hamborg         Brian M. Green
                               John D. Hunter           William E. Hanigan       Dustin D. Smith
                               James H. Gilliam         Mary A. Ericson          Adam W. Jones
Offices in:                    Robert D. Andeweg        Barbara B. Burnett       Catherine C. Cownie     Of Counsel:
West Des Moines, Iowa          Alice Eastman Helle      Michael J. Green         Erick D. Prohs            Marvin Winick
Pella, Iowa                    Michael R. Blaser        Michael A. Dee           Laura N. Martino
Washington, D.C.               Thomas D. Johnson        Danielle Dixon Smid      Amy R. Piepmeier
                               Christopher R. Sackett   Deborah J. Schmudlach
                               Sean P. Moore            Brian P. Rickert                                 Walter R. Brown (1921-2000)

                                                                                                         WRITER'S DIRECT DIAL NO.
                                                                                                             (515) 242-2473
                                                                                                         WRITER'S E-MAIL ADDRESS
                                                                                                          hanigan@ialawyers.com
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                                December 10, 2004


The Board of Directors
East Kansas Agri-Energy, L.L.C.
P.O. Box 225
210 1/2 East 4th Avenue
Garnett, KS  66032

     RE:  2004 Registration Statement on Form SB-2

Dear Directors:

In connection with the currently proposed registered offering of up to 9,091 membership units ("Membership Units") of East Kansas Agri-Energy, L.L.C. (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

     1.   The Company's Articles of Organization;

     2.   The Company's Amended and Restated Operating Agreement, as amended;

     3. The Company's resolutions of the Board of Directors authorizing the issuance of units; and

     4. The Company's Registration Statement on Form SB-2, as filed by East Kansas Agri-Energy, L.L.C. with the United States Securities and Exchange Commission on [date]

In rendering our opinions, with the consent of the Company, we have relied upon:
(i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials and the Company as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its representatives in the foregoing documents or in such certificates, and we



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December 10, 2004
Page 2


have relied upon such information and representations in expressing our opinions.

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services to the Company within the past six months has notice or knowledge of any misstatements or inaccuracies in the representation upon which we have relied.

The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based on our examination and inquiry, we are of the opinion that the Membership Units will be validly issued, duly authorized, fully paid and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective.


                                       Very truly yours,



                                       William E. Hanigan